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                                                                     Exhibit 3.3

             SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               FAXSAV INCORPORATED


                  (Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware)

     FaxSav Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

     DOES HEREBY CERTIFY:

     FIRST: That the corporation was originally incorporated under the name Digitran Corporation, and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 1989. Amended and Restated Certificates of Incorporation were filed with the Secretary of State of the State of Delaware on August 14, 1990, May 21, 1992, January 7, 1994, January 12, 1995 and February 28, 1996, respectively. Pursuant to the filing of the Fifth Amended and Restated Certificate of Incorporation (the "Fifth Certificate"), the name of the corporation was changed from Digitran Corporation to FaxSav Incorporated. The Fifth Certificate was amended by the Certificate of Amendment to the Fifth Certificate, filed with the Secretary of State of the State of Delaware on September ___, 1996.

     SECOND: The Board of Directors of the corporation, by written consent dated as of August 14, 1996, duly adopted resolutions setting forth the Sixth Amended and Restated Certificate of Incorporation herein contained, declaring its advisability and directing that such Sixth Amended and Restated Certificate of Incorporation be submitted to the holders of the issued and outstanding Common Stock, $0.0025 par value, and Preferred Stock, $0.001 par value, of the corporation, for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the corporation's Fifth Amended and Restated Certificate of Incorporation, as currently in effect. The Sixth Amended and Restated Certificate of Incorporation was duly adopted, after having been declared advisable by the Board of Directors of the corporation, by written consent, dated as of August [21], 1996, of the holders of a majority of the Common Stock, $0.0025 par value, and the holders of a majority of the Preferred Stock, $0.001 par value, of the corporation, voting as a single class and as separate classes, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the corporation's Fifth Amended and Restated Certificate of Incorporation, as currently in effect, and written notice of the action by written consent of the corporation's stockholders has been given to those stockholders who have not consented in writing as provided in Section 228(d) of the General Corporation Law of the State of Delaware.



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     THIRD: The text of the Sixth Amended and Restated Certificate of
Incorporation, as hereby restated and amended hereby, shall read in its entirety as follows:

                                    ARTICLE I

     The name of this corporation is: FaxSav Incorporated.

                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in The City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                   ARTICLE IV

     A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Forty One million (41,000,000) shares. Forty million (40,000,000) shares, par value $0.01 per share, shall be Common Stock and One million (1,000,000) shares, par value $0.01 per share, shall be Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     B. Common Stock.

          (1) General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

          (2) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          (3) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

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          (4) Voting Rights. Except as otherwise required by law or this Sixth
     Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

          (5) Redemption. The Common Stock is not redeemable.

     C. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of ARTICLE IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and


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          (8) Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                    ARTICLE V

     In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          A. Election of directors need not be by written ballot.

          B. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation.

                                   ARTICLE VI

     The number of directors of the corporation shall be fixed from time to time by a By-law or amendment thereof duly adopted by the Board of Directors or by the stockholders.

     The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.


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                                   ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation.

     The Stockholders of the corporation may not take any action by written consent in lieu of a meeting.

                                  ARTICLE VIII

     Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE IX

     The corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article,

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which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     The corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                                    ARTICLE X

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Sixth Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                      * * *


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     FOURTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law and duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.


     IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of this corporation this ____ day of [September], 1996.




                              ----------------------------
                              Thomas J. Murawski, Chief
                                   Executive Officer
                                   and President




                              ----------------------------
                              Peter S. Macaluso, Secretary



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